EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 1, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in International Game Technology’s Annual Report on Form 10-K for the year ended October 2, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Las Vegas, Nevada
April 15, 2011